EXHIBIT 10.8
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                            EMPLOYMENT AGREEMENT
                            --------------------

        This Employment Agreement (the "Agreement") is made and entered into as of the 13th day of July, 2000, by and between Daniel B. Canavan ("Employee") and Triple S Plastics, Inc., a Michigan corporation (the "Company").

                                 WITNESSETH:

        WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement"), with Eimo Oyj, a company organized under the laws of the Republic of Finland ("Parent") and Spartan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation in such merger (the "Merger");

        WHEREAS, Employee has a significant equity position in the Company which will be converted into a significant equity position in Parent upon consummation of the Merger, at which point the Company will become a wholly-owned subsidiary of Parent;

        WHEREAS, as a result of Employee's status as a senior executive of the Company and as a major equity holder of Parent upon consummation of the Merger, the Merger Agreement provides that, simultaneously with the execution and delivery of the Merger Agreement, the Company and Employee shall have entered into this Agreement providing for the continued employment of Employee by the Company following the consummation of the Merger on the terms and conditions set forth herein; and

        WHEREAS, Employee is willing to accept such continued employment with the Company in accordance with the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the consummation of the Merger, the parties hereto covenant and agree as follows:

        1.   EMPLOYMENT AND DUTIES.

             (a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company, as Executive Vice President.

             (b) At all times during the term hereof, Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to his office or which from time to time, consistent with such position may be assigned to or vested in him by the board of directors of the Company (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the Board may from time to time impose.

             (c) At all times during the term hereof, Employee shall during working hours, devote the whole of his time, attention and ability to his duties hereunder at the Company's offices in Kalamazoo County, Michigan (except for reasonable travel in connection with the exercise of such duties), and Employee shall not be required to relocate to any other location.

             (d) At all times during the term hereof, Employee shall comply with all reasonable requests, instructions and regulations made by the Board and give to Company such explanations, information and assistance as the Board may reasonably require.

             (e) At all times during the term hereof, Employee shall faithfully serve the Company to the best of his ability and use his best efforts to promote the interests of the Company.

             (f) At all times during the term hereof, Employee agrees to be a full-time employee of the Company and to devote his full and exclusive time, energy and skill to the business of the Company, and to the fulfillment of Employee's obligation under this Agreement. In addition to the foregoing and not in limitation thereof, during the term hereof, Employee shall not carry on, engage in, or otherwise be interested in, directly or indirectly, any other business or activity that is competitive with the activities and business of the Company, that is of a nature similar to the Company's business, that would result in a conflict of interest with the Company's business, or that would materially affect Employee's ability to perform his duties as set forth in this Agreement. Moreover, Employee shall not take part in any activities detrimental to the Company's best interest. Nothing in this subsection (f) shall preclude Employee from serving as a director of other corporations in accordance with subsection (g) below.

             (g) Employee may serve as an outside director on a maximum of three (3) boards of directors; provided, however, that the directorships are disclosed to the Board and that such service does not constitute a conflict of interest or otherwise materially affect Employee's ability to perform his duties under this Agreement. Any new directorships commencing after the Effective Time must be approved by the Board of Directors, which approval will not be unreasonably withheld. In the event the Board determines Employee's service as an outside director fails to satisfy any of the provisions of this subsection, it shall notify Employee of the issue and its determination in writing, and Employee shall thereafter have ninety
   (90) days in which to remedy the issue. It is understood that service on the boards of affiliated or related entities shall constitute service on only one board of directors for purposes of this provision.


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   This provision shall in no way limit Employee from serving as a director of any non-profit or charitable organization.

        2.   TERM.

             As of the date hereof, Employee is employed by the Company. Employee's existing employment arrangements with the Company are expected to continue until the Effective Time (as defined in the Merger Agreement). Thereafter, Employee's term of employment pursuant to this Agreement shall commence, and, unless earlier terminated as set forth herein, shall end on the second (2nd) anniversary of the Effective Time. In the event the Merger Agreement is terminated for any reason, this Agreement will simultaneously be terminated and shall have no force and effect. Either the Company or Employee may terminate Employee's employment under this Agreement at any time by two weeks prior written notice to the other. Employee acknowledges and agrees that after the Company's receipt of any notice of termination from the Employee, the Company may, at its sole option, elect an earlier effective date for the termination of Employee's employment by giving written notice of such earlier date to Employee at any time prior to the date of termination initially established by Employee, provided, however, that any post termination payments or benefits due shall be measured from the date Employee initially established for termination.

        3.   COMPENSATION AND BENEFITS.

             (a) Subject to the terms of this Agreement, as base compensation for Employee's services, the Company shall pay Employee from the Effective Time until March 31, 2001, the same base salary that Employee is currently receiving as of the date of execution of this Agreement (the "Initial Base Salary") payable monthly; from April 1, 2001, for the balance of the term of this Agreement, the Company shall pay Employee a base salary at a rate of 70% of the Initial Base Salary, payable monthly; it being agreed, however, that Employee's salary shall be subject to all withholdings pursuant to applicable law or regulation. Employee's base salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but in no event in less than bi-weekly installments.

             (b)  In addition to the base salary provided in subsection
   (a) above, (i) for the fiscal year ending March 31, 2001, Employee shall receive an incentive bonus payable in accordance with the terms of the Company's Share the Success Plan, as in effect on the date of this Agreement; and (ii) for each fiscal year beginning on and after April 1, 2001, Employee shall receive an incentive bonus to be based, calculated and declared by the Board as it may in its discretion determine; provided, however, that the maximum bonus that may be paid pursuant to subsection (b)(ii) above shall be 30% of the base salary for the applicable bonus period. Any bonus paid hereunder shall be subject to all withholdings pursuant to applicable law or regulation.


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             (c)  Employee hereby acknowledges that Employee may be
   required to work beyond standard working hours in order to perform his duties hereunder. Employee shall not be entitled to compensation for overtime or extra hours worked in performance of his duties hereunder except as required by law.

             (d) In addition to the compensation described in this Agreement, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses are properly characterized as being business expenses, and further provided that such expenses were incurred only in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of such expenses in form complying with the records required of the Company by the Internal Revenue Service and appropriate state authorities for tax deductibility purposes in such cases, and reimbursement for each item of approved expense shall be made within a reasonable time after receipt by Company of the written documentation thereof.

             (e) Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company from time to time, in accordance with the terms and conditions of such employee benefit programs, including, without limitation, such medical or dental plans as may be established from time to time by the Company. To the extent Employee participates in such programs, Employee shall be subject to the terms and conditions set forth therein. In no event shall the level of benefits be decreased, except when such benefits are decreased for all executive officers of the Company on the same basis. Benefits shall include the following:

                  (i)  Participation in the Company's health,
        hospitalization, medical and dental insurance programs for Employee, his spouse, and legal dependents, subject to and in accordance with applicable laws.

                 (ii) Participation in any Company retirement and/or pension program in which any of the Company's executive officers participate.

                (iii) Long term and short term disability insurance at levels applicable to the Company's executive officers, fully paid by the Company.

                 (iv) Four (4) weeks annual paid vacation, plus such paid time off and holidays as are provided to all executive and management personnel.

                  (v) All membership dues, initiation fees, and other dues and fees in connection with Employee's membership in the Kalamazoo Country Club and the Beacon Club. In addition, the Company shall reimburse Employee for all reasonable entertainment

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        expenses and costs Employee incurs for the benefit of the Company in connection with such memberships, in accordance with the Company's policies and practices.

                 (vi) Life insurance in the amount two million dollars ($2,000,000); the beneficiary of such insurance shall be designated by Employee.

                (vii) Participation in the Company's Share the Success Plan through March 31, 2001, and thereafter in any incentive bonus program made available by the Company.

               (viii) Participation in the Company's non-qualified Salary-Reduction Deferred Compensation Plan; provided that the annual Company contribution made on Employee's behalf shall not be less than the contribution made on Employee's behalf for the fiscal year ended March 31, 2000.

                 (ix)  All membership dues in one airline club.

                  (x) An automobile allowance of one thousand dollars ($1,000) per month.

        4.   ILLNESS, INJURY OR INCAPACITY OR DEATH DURING EMPLOYMENT.

             (a) If by reason of illness, injury or incapacity, Employee is unable, despite reasonable accommodation, to perform his services or discharge his duties hereunder for a continuous period of six (6) months (excluding vacation, paid time off and holiday time), or for 6 months in any 12 month period, then upon [thirty (30)] days' prior notice, the Company may terminate the employment of Employee, and thereupon, Employee shall be paid his base salary and prorated bonus through the 30-day notice period.

             (b) In the event of Employee's death, all obligations of the Company under this Agreement shall terminate other than Employee's rights with respect to the payment of that portion of the base salary and prorated bonus earned by Employee to the date of death, plus reimbursement of all pre-approved expenses that were reasonably incurred by Employee in performing his responsibilities and duties for the Company prior to and including such date.

        5.   OTHER TERMINATION OF EMPLOYMENT.

             (a) If the Company terminates Employee's employment hereunder With Cause (as hereinafter defined) or Employee resigns Without Good Reason (as hereinafter defined), all obligations of the Company to provide compensation and benefits under this Agreement shall cease, and Employee shall have no claim against the Company for damages or otherwise by reason of such termination. The Company's election to terminate Employee's employment With Cause shall be without prejudice to any remedy the Company may have against Employee

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   for the breach or non-performance of any of the provisions of this
   Agreement. The Company agrees that Employee's election to terminate his employment hereunder for any reason shall not constitute a sufficient basis upon which the Company can terminate Employee's employment With Cause.

             (b) If the Company terminates Employee's employment hereunder Without Cause (as hereinafter defined) or Employee terminates employment With Good Reason (as hereinafter defined), then Employee shall be entitled to continue to receive the following compensation and benefits for the lesser of six months or the balance of the term of this Agreement. beginning on the date of such termination:

                  (i) Employee's base salary in effect at the time of such termination of employment, payable on the same basis as his salary was paid prior to such termination of employment.

                 (ii) Incentive bonus payments equal to (A) the amount of bonus that would have been payable to Employee had Employee remained employed with the Company until the end of the fiscal year in which the termination of employment occurs but reduced on a pro rata basis based upon the period of time worked in such fiscal year.

                (iii) Continued participation in the Company's benefit plans and programs described in Section 3(d) herein (other than those described in Sections 3(d)(iv),(v),(vi), and (vii), to the extent permitted by law.

                  (iv) Payment of the accrued but unused vacation time of Employee as of the date of his termination of employment.

   In the event of a termination of employment pursuant to this Section 5(b), Employee, and his covered spouse and dependents, will have the right to continue group health coverage under Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("COBRA"), and for purposes of this Agreement, the date of Employee's qualifying event, as defined in Section 603 of ERISA, shall be the last day of the twelve-month period following Employee's termination of employment.

             (c) "With Cause" means the termination of employment resulting from any of the following:

                  (i) any act or omission which constitutes a material breach by Employee of his obligations under this Agreement and which remains unremedied after thirty (30) days written notice from the Company to Employee of such breach.

                  (ii) the commission by Employee of a felony or any crime involving fraud or dishonesty, breach or violation of any

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        applicable U.S. federal or state or Finnish "insider trading" or related rules, regulations or laws, or insider securities laws.

                (iii) the illegal use of controlled substances by the Employee, which materially interferes with the performance of his duties hereunder.

                 (iv) the persistent failure or refusal of Employee to implement reasonable directives of the Board, which directives are consistent with the scope of Employee's duties hereunder;

                  (v) the issuance of a final consent decree, cease and desist or similar order against Employee by a regulatory agency relating to material violations or alleged material violations of any Finnish, federal or state law or regulation governing the conduct of the business of the Company.

                 (vi) a deliberate act or omission of a material nature by Employee (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company.

             (d) "Without Cause" means the termination of Employee's employment by the Company for any reason other than those enumerated in subsection (c) above or in Section 4 of this Agreement.

             (e) "With Good Reason" means Employee's termination of his employment with the Company as a result of:

                  (i) A material diminution in Employee's duties inconsistent with Employee's position as specified on the signature page hereof (or such other position to which he may be promoted).

                 (ii) A reduction in the salary or employee benefits described in Section 3 herein.

                (iii) Any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement, which breach is not cured within ten (10) business days after receipt by the Company of notice thereof.

             (f) "Without Good Reason" means the Employee's termination of his employment with the Company for any reason other than (a) those enumerated in subsection (e) above or (b) a termination of Employee's employment pursuant to Section 4 hereof.





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        6.   EMPLOYEE'S OBLIGATIONS UPON TERMINATION OF EMPLOYMENT.

             Upon the termination of his employment hereunder for whatever reason Employee shall:

             (a) Forthwith tender his resignation from any directorship or office he may hold in the Company, Parent or their respective subsidiaries or affiliates.

             (b) Not at any time represent himself still to be connected or to have any connection with the Company, Parent or their respective subsidiaries or affiliates.

        7.   EFFECT OF TERMINATION.

             The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

        8.   CONFIDENTIALITY.

             (a) Employee agrees that, both during the term of his employment and after the termination of his employment for any reason, Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether or not constituting a trade secret), including without limitation, the following information:

                  (i) financial information, such as the Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas, or time periods;

                 (ii) supply and service information, such as information concerning the goods and services utilized or purchased by the Company, the names or addresses of suppliers, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or

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        use of a particular supplier, though generally known or
        available, yields advantages to the Company the details of which are not generally known;

                (iii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts or results of marketing efforts or information about impending transactions;

                 (iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

                  (v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers; and

                 (vi) information with respect to any corporate affairs that the Company agreed to treat as confidential.

   The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

             (b) The covenant contained in this Section 8 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 8 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

        9.   NON-COMPETITION.

             Employee expressly covenants and agrees that during the term of his employment hereunder and for a period of two (2) years after termination of his employment for any reason, he will not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined). For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the manufacture and sale of products that are the same as, or similar to, or competitive with, the

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   products provided by the Company; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Confidential Information (as that term is defined in Section 8), or whereby Employee has duties for such Competitor that are the same as or substantially similar to those actually performed by his pursuant to the terms hereof; and the "Restricted Territory" means the following geographical area: the entire states in which the Company, its divisions or subsidiaries have a manufacturing facility, a 200-mile radius from any of the Company's or other affiliates' physical facilities, at the time of Employee's termination of employment with the Company. Employee acknowledges and agrees that he has been or will be working within the Restricted Territory as defined above or has had or will have material contact with clients or actively sought prospective clients of the Company located within such areas. The parties agree to review the geographical area included within the Restricted Territory from time to time at either party's request in order that the Restricted Territory may be reformed so that its coverage upon Employee's termination will extend only to the geographical area in which the Employee is working at such time, including any area where any operations performed, supervised or assisted in by the Employee are conducted and any area where customers or actively sought prospective customers of the Company with whom the Employee had material contact are present, any reformation to be evidenced only by written amendment to this Agreement. Nothing contained in this Section 10 is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market of any corporation that is a Competitor; provided, however, that Employee and members of his immediate family shall not, directly or indirectly, hold more than a total of five percent (5%) of all issued and outstanding stock or other securities of any such corporation.

        10.  NON-SOLICITATION OF CUSTOMERS.

             Employee agrees that he will not take any customer lists of the Company after leaving its employ and that he will, for so long as he is employed hereunder and for a period of two (2) years following termination of his employment for any reason, refrain from soliciting or attempting to solicit, directly or by assisting others, any business from any person, firm or entity which was a customer of the Company or was involved in actual negotiations with the Company over formation of a customer-supplier relationship at any time during the two (2) year period prior to Employee's termination of employment with the Company, if the Company is also then still engaged in such business.

        11.  NON-SOLICITATION OF EMPLOYEES.

             Employee agrees that he will, for so long as he is employed hereunder and for a period of two (2) years after termination of his employment, refrain from recruiting or hiring, or attempting to

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   recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

        12.  TOLLING OF PERIOD OF RESTRAINT.

             Employee hereby expressly agrees that any violation of the restraints set forth in Sections 8 through 11 shall automatically toll and suspend the period of the restraint for the amount of time that the violation continues; PROVIDED, however, that in no event shall the duration of such tolling and suspension exceed two (2) years in the aggregate and further provided that such tolling and suspension shall be conditioned upon the Company taking appropriate action under this Agreement to enjoin or otherwise prevent a breach of this Agreement within a reasonable period of time after the Company discovers such breach.

        13.  ACKNOWLEDGMENTS.

             Employee hereby acknowledges and agrees that the restrictions contained in Sections 8 through 11 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Employee acknowledges that in the event Employee's employment with the Company terminates for any reason, Employee will be able to earn a livelihood without violating the restrictions contained in Sections 8 through 11 and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment and continued employment with the Company.

        Employee hereby further acknowledges and agrees that each reference to the "Company" contained in Sections 9 through 12, this
   Section 13, and Section 14, shall be deemed to include Parent and any affiliate of Parent.

        14.  RIGHTS TO MATERIALS.

             All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

        15.  WORKS MADE FOR HIRE.

             The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create for the Company copyrightable works. Such works may consist of

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   manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire and shall be the property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights therein and, to the extent deemed desirable by the Company, the registration of such copyrights.

        16.  DISCOVERIES.

             Employee agrees that any inventions, discoveries or improvements that Employee may develop or conceive during the course of Employee's employment shall be the sole property of the Company. Employee agrees to promptly disclose to the Company in writing all such inventions, discoveries and improvements, whether directly or indirectly related to the business of the Company or whether made solely by the Employee or in conjunction with others. At the Company's request and expense, both during and after Employee's employment, Employee will promptly execute a specific assignment of title to the Company (or any specified member thereof) of each invention, discovery or improvement described in the preceding paragraph, and perform all other acts reasonably necessary to enable the Company to secure a patent therefor in the United States and in foreign countries and to maintain, defend and assert such patents. This obligation shall survive the termination or expiration of this Agreement.

        17.  SEVERABILITY.

             Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 18 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

        18.  REFORMATION.

             If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.


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        19.  INJUNCTIVE RELIEF.

             Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 8 - 11 and 14 - 16, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

        20.  NO SET-OFF OR MITIGATION.

             The payments or benefits payable to or with respect to Employee or his beneficiary pursuant to this Agreement shall not be reduced by the amount of any claim of the Company against Employee or any debt or obligation of Employee owing to the Company. No payments or benefits payable to or with respect to Employee pursuant to this Agreement shall be reduced by any amount Employee may earn or receive from employment with another employer or from any other source.

        21.  ASSIGNMENT.

             The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

        22.  WAIVER.

             The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

        23.  APPLICABLE LAW AND MUTUAL SUBMISSIONS.

             This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Michigan.

        24.  HEADINGS AND CAPTIONS.

             The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.




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        25.  NOTICE.

             Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited in the United States mail, first class postage prepaid.

        26.  GENDER.

             All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        27.  RIGHT TO ARBITRATION.

             Any controversy or claim arising out of or relating to Employee's employment by the Company, or the termination thereof, or this Agreement, or the breach thereof (including, without limitation, any claim that any provision of this Agreement or any obligation of Employee is illegal or otherwise unenforceable or voidable under law, ordinance or ruling or that Employee's employment by the Company was illegally terminated) shall be settled by arbitration at the office of the American Arbitration Association in Chicago, Illinois, in accordance with the United States Arbitration Act (9 U.S.C., Section 1 et seq.) and the rules of the American Arbitration Association. Company and Employee each consents and submits to the personal jurisdiction and venue of the trial courts of the State of Michigan, and also to the personal jurisdiction and venue of the United States District
   Court for the District of Michigan which includes the City of Kalamazoo for purposes of enforcing this provision. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. The arbitrator shall have no authority to award punitive damages, but will otherwise have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The parties shall be entitled to engage in reasonable discovery, including a request for the production of relevant documents. Depositions may be ordered by the arbitrator upon a showing of need. The foregoing provisions shall not preclude the Company from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as the Company may determine is necessary or appropriate.




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        28.  ENTIRE AGREEMENT.

             This Agreement, together with any exhibits attached hereto, constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and, at the Effective Time of the Merger, shall supersede any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the day and year first above written.


                                 COMPANY:

                                 TRIPLE S PLASTICS, INC.


                                 By: /s/ A. Christian Schauer
                                     --------------------------------
                                 Its: Chief Executive Officer


   Attest: ________________________

   By:  /s/ Marlan R. Smith
       ----------------------------



        [CORPORATE SEAL]


                                      EMPLOYEE:


                                      /s/ Daniel B. Canavan
                                      -----------------------------------
                                      Daniel B. Canavan






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